Exhibit 10.2
CERTAIN PORTIONS OF THIS EXHIBIT (INDICATED BY ***) HAVE BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K BECAUSE THEY ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE COMPANY TREATS AS PRIVATE AND CONFIDENTIAL.

LOAN AGREEMENT

This LOAN AGREEMENT (this “Agreement”), is executed to be effective as of July 29, 2022, is made by and among APPHARVEST PULASKI FARM, LLC, a Delaware limited liability company qualified to do business and in good standing in the state of Kentucky (the “Borrower”), APPHARVEST OPERATIONS, INC. (the “Guarantor”) and GREATER NEVADA CREDIT UNION, a domestic non- profit co-operative corporation organized under the laws of the State of Nevada (the “Lender”). Borrower and Guarantor are referred to each as an “Obligor” and collectively as the “Obligors”.

RECITALS

WHEREAS, Borrower desires a Loan (as defined herein) in the aggregate principal sum of
$50,000,000 for the development of a 30-acre hydroponic greenhouse, Project (as defined herein), ;

WHEREAS, as a condition of the Loan, Borrower shall contribute funds in the amount of
$3,250,000.00 to be held in an Interest Reserve Account (as defined herein) with Lender and to be disbursed by Lender to pay interest on the Loan as it comes due;

WHEREAS Loan proceeds are insufficient to pay for all Project expenses, Obligor shall contribute funds in the amount of $19,083,752.00 to a Project Account (as defined herein) be used to pay the balance of Project cost in excess of the Loan;, to be disbursed by Lender;

WHEREAS, Lender will lend to Borrower by making one loan in the principal amount of
$25,000,000, guaranteed in part by the United States Department of Agriculture (“USDA”) under the Business and Industry Guaranteed Loan Program (“the B & I Loan”), evidenced by one Promissory Note of even date herewith;

WHEREAS, Lender will lend to Borrower by making one loan in the principal amount of
$25,000,000 guaranteed in part by USDA under the Rural Energy for America Guaranteed Loan Program (“the REAP Loan”), evidenced by one Promissory Note of even date herewith;

WHEREAS, the USDA Rural Development has issued a USDA Conditional Commitment (as defined herein) for the issuance of a USDA Guaranty (as defined herein) guaranteeing 80% of the B & I Loan (as defined herein) in the principal sum of $25,000,000;

WHEREAS, the USDA Rural Energy for America Program has issued a USDA Conditional Commitment (as defined herein) for the issuance of a USDA Guaranty (as defined herein) guaranteeing 80% of the REAP Loan (as defined herein) in the principal sum of $25,000,000;

WHEREAS, upon and subject to the terms and conditions set forth in this Loan Agreement and in the other Loan Documents (as defined herein), Lender is willing to make the Loan to Borrower.

Exhibit 10.2
NOW, THEREFORE, in consideration of the foregoing premises, which are hereby affirmed by each Obligor to be true and correct, the mutual agreements of the Parties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do covenant and agree as follows:

1. Definitions. For the purposes of this Loan Agreement, capitalized terms used but not otherwise defined in this Loan Agreement shall have the meaning as follows:

Section 1.1    Terms Defined Above.    As used in this Agreement, the terms “Agreement”, “Borrower”, and “Lender” shall have the meanings indicated above.

Section 1.2 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

“Affiliate” means with respect to any Person (a) any Person that directly or indirectly controls such Person, (b) any Person which is controlled by or is under common control with such controlling Person, and (c) each of such Person’s (other than, with respect to Lender, Lender’s) officers or directors (or Persons functioning in substantially similar roles) and the spouses, parents, descendants and siblings of such officers, directors or other Persons. As used in this definition, the term “control” of a Person means the possession, directly or indirectly, of the power to vote twenty-five percent (25%) or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Assignment of Construction Contract” means that certain Assignment of Construction Contract by and between Borrower and Lender and dated of even date herewith, as may be supplemented from time to time.

“Borrower’s Plan” shall mean any Plan maintained by Borrower for the benefit of its employees.

“Business Day” shall mean a day other than a Saturday, Sunday or legal holiday for commercial banks in Carson City, Nevada.

“Change of Control” shall mean any transaction whereby the owners of 100% of the direct equity interests of Borrower outstanding as of the date of this Agreement cease to own such equity interests of Borrower in ownership percentages that are in direct proportion to the ownership percentages existing as of the date of this Agreement. For the avoidance of doubt, any indirect change in control of Borrower resulting from the transfer of publicly-traded stock of Borrower’s Affiliate shall not be deemed a Change of Control.

“Closing” or “Closing Date” means the effective date of this Agreement as above first written.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall mean the Mortgaged Property, as described in the Mortgage, and such other properties and rights described in the Collateral Documents as security for the Indebtedness.

Exhibit 10.2

“Collateral Documents” shall mean, collectively, the documents required by Lender to obtain the security interest in the Collateral, as described in Article 3 hereof.

“Completion Date” means the Date of Final Completion as defined in the Construction Contract.

“Construction Advance Rider” means that certain Construction Advance Rider between Borrower and Lender dated the date hereof, attached hereto as Exhibit C and made a part hereof, setting forth additional terms and conditions of the disbursement of proceeds of the Loan.

“Construction Contract” means, [***]

“Debt” shall mean any and all amounts and/or liabilities owing from time to time by Borrower to any Person, including Lender, direct or indirect, now existing or hereafter arising, and to the extent consistent with GAAP, liquidated or contingent amounts and/or liabilities. Debt shall include, without limitation (i) indebtedness for money borrowed; (ii) the amounts of all standby and commercial letters of credit and bankers acceptances, matured or unmatured, issued on behalf of Borrower; (iii) guaranties by Borrower of the obligations of any other Person, whether direct or indirect, whether by agreement to purchase the indebtedness of any other Person or by agreement for the furnishing of funds to any other Person through the purchase or lease of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the indebtedness of any other Person, or otherwise; (iv) the present value of all obligations for the payment of rent or hire of property of any kind (real or personal) under leases or lease agreements required to be capitalized under GAAP, and trade payables incurred in the ordinary course of business or otherwise.

“Debt Service Coverage Ratio” or “DSCR” shall have the meaning ascribed to such term in Section
5.2.2 hereof.

“Default” shall mean the occurrence of any of the events specified in Article 8 hereof, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied.

“Environmental Laws” shall mean applicable state, federal or local environmental laws or regulations, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. § 9601 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 1101 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C.

Exhibit 10.2
§ 6901 et seq.; the Hazardous Materials Transportation Act of 1974, 49 U.S.C. § 1801 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. § 136 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Endangered Species Act, 16 U.S.C. 1531 et seq.; any laws regulating the use of biological agents or substances including medical or infectious wastes, each as amended or supplemented, and any applicable and analogous future or present local, state, and federal statutes, regulations, and ordinances promulgated pursuant thereto.

“Equity” shall have the meaning ascribed to such term in Section 7.1.14 hereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” shall mean the occurrence of any of the events specified in Article 8 hereof, provided that any requirement for notice or lapse of time or any other condition precedent has been satisfied.

“Force Majeure” shall mean delays or inability to perform actually caused by (a) a delay in work by the General Contractor which delay is excused by reason of force majeure pursuant to the express terms of the Construction Contract, and (b) acts of God, strikes, lockouts or other industrial disturbances, unavailability of labor or materials generally in the market, acts of public enemies, acts of war or terrorism, orders of any government authority, or any civil or military authority, insurrections, riots or civil commotion, epidemics, quarantine restrictions, landslides, lightning, earthquakes, fires, hurricanes, severe storms, floods, or other casualty or condemnation, restraint of government and people, civil disturbances, explosions, sabotage, partial or entire failure of utilities, archeological discoveries or investigations, delays in the issuance of building permits or required inspections despite Borrower’s good faith, diligent efforts to obtain the same, or any other cause or event not reasonably within the control of Borrower excluding, however, the absence of availability of funds.

“GAAP” shall mean generally accepted accounting principles, as in effect from time to time.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other Person owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing, whether domestic or foreign.

“Governmental Requirement” shall mean any law, ordinance, order, rule or regulation of a Governmental Authority.

“Guarantor” means such party so identified in the opening paragraph of this Agreement.

“Improvements” shall mean any construction made on any of the Mortgaged Property.

Exhibit 10.2
“Indebtedness” shall mean any and all amounts and/or liabilities owing from time to time by Borrower to Lender pursuant to this Agreement, in each case, whether such amounts or liabilities be liquidated or unliquidated, now existing or hereafter arising, including all Debt due to Lender pursuant to this Agreement.

“Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, guidance, guidelines, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, governmental agreements and governmental restrictions, whether now or hereafter in effect, which are applicable to Borrower in any particular circumstance. “Laws” includes, without limitation, applicable environmental laws.

“Lien” shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on jurisprudence, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term “Lien” shall include reservations, exceptions, encroachments, easements, servitudes, usufructs, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purposes of this Agreement, Borrower shall be deemed to be the owner of any property which it has accrued or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

“Loan” shall mean, collectively, the B & I Loan and the REAP Loan.

“Loan Documents” means this Loan Agreement, the Notes, the Collateral Documents, the Guaranty, the USDA Guarantee, any Covenant Compliance Certificate, any financing statements, collateral documents, consents and all other documents, instruments, certificates and agreements executed and/or delivered by any Obligor or any third party in favor of Lender in connection with the Loan or any Collateral, whether executed and/or delivered prior to the Closing Date, concurrently herewith or at any time hereafter; all of the foregoing together with any modifications, extensions, renewals, amendments or replacements thereof.

“Material Adverse Effect” means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, results in (a) a material adverse change in, or a material adverse effect upon, any of (i) the condition (financial or otherwise), operations, business, properties or prospects of the Obligors and their Affiliates, taken as a whole, (ii) the rights and remedies of Lender under any Loan Document, or the ability of Borrower to perform any of its obligations under any Loan Document to which it is a party, (iii) the legality, validity or enforceability of any Loan Document, (iv) the existence, perfection or priority of any security interest granted in any Loan Document;

Exhibit 10.2
(b) an impairment to the likelihood that revenues in general will be collected and paid in the normal course of Borrower’s business and upon the same schedule and with the same frequency as Borrower’s recent collections history (not a result of market-wide economic or political conditions, or Force Majeure); or (c) a material impairment to the value of any real property or other Collateral as underwritten by Lender prior to the Closing Date.

“Maturity Date” means, July 29, 2045.

“Mortgage” shall mean that certain Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing, dated the date hereof, executed by Borrower in favor of Lender pursuant to Section 3.1.1 hereof.

“Mortgaged Property” shall have the meaning given to that term in the Mortgage.

“Note” and “Notes” shall have the meaning ascribed to such term in Section 2.1 through 2.1.4 hereof.

“Organization Documents” shall mean (i) Articles of Organization or Certificate of Formation, as applicable, as filed with the Delaware Secretary of State, (ii) Articles of Organization, Certificate of Formation and/or application of foreign limited liability company filed with the Kentucky Secretary of State, (as applicable) and (iii) Operating Agreement or Bylaws, as applicable, each as in effect as of the date of this Agreement.

“Permits” means all licenses, authorizations, provider numbers, supplier numbers, registrations, permits, certificates, franchises, qualifications, accreditations, consents and approvals required under all applicable Laws and required in order to carry on its business as now conducted.

“Permitted Encumbrances” shall have the meaning given to it in the Mortgage.

“Person” shall mean any corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity. “Person” does not include an individual.

“Plan” shall mean any plan subject to Title IV of ERISA and maintained by Borrower, or any such plan to which Borrower is required to contribute on behalf of its employees.

“Plans and Specifications” means each and all of the plans and specifications prepared by the architect for the making or construction of the Improvements, and any and all revisions, amendments, and addenda, thereto and modifications thereof, all as reasonably approved by Lender, including, without limiting the generality of the foregoing, any and all plans and specifications for segments, portions or phases of such work, whether off-site or on-site, as reasonably approved by Lender. Lender shall be furnished copies of all Plans and Specifications.

Exhibit 10.2

“Prohibited Transaction” shall mean any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

“Project” shall have the meaning given to that term in Section 2.5 hereof.

“Reportable Event” shall have the meaning set forth in Title IV of ERISA.

“Security Agreement” means the Security Agreement executed by Borrower in favor of Lender pursuant to Section 3.1.2 hereof, in form satisfactory to Lender, and granting to Lender a first priority lien in and on the Personal Property Collateral.

“Subsidiary” means, with respect to any Person, any corporation of which an aggregate of more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than 50% of such capital stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of Borrower.

“USDA Conditional Commitment” means, individually and collectively, that certain Conditional Commitment issued by the United States Department of Agriculture, Rural Business Cooperative Services for the issuance of the USDA Guarantee for the B & I Loan, with an approved date of May 19, 2022, together with any amendments or supplements thereto, whether now existing or hereafter arising, together with any modifications or amendments thereto, all such requirements, terms and conditions being incorporated by reference herein, and that certain Conditional Commitment issued by the United States Department of Agriculture, Rural Business Cooperative Services for the issuance of the USDA Guarantee for the REAP Loan, with an approved date of May 19, 2022, together with any amendments or supplements thereto, whether now existing or hereafter arising, together with any modifications or amendments thereto, all such requirements, terms and conditions being incorporated by reference herein.

“USDA Guarantee” and “LNG” means, individually and collectively, the Loan Note Guarantee (Form RD 5001-5) executed and delivered by USDA to Lender pursuant to the applicable Conditional Commitment for Guarantee and guaranteeing 80% of the principal of the B & I Loan and the Loan Note Guarantee (Form RD 5001-5) executed and delivered by USDA to Lender pursuant to the applicable Conditional Commitment for Guarantee and guaranteeing 80% of the principal of the REAP Loan

“Termination Event” shall mean (i) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day

Exhibit 10.2

notice to the Pension Benefit Guaranty Corporation under such regulations), or (ii) the withdrawal of Borrower from a Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, and in each case in clauses (i) through (iv) above, such event or condition, together with all other events or conditions, is likely to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

Section 1.3 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, on a basis consistent with the most recent financial statements of Borrower.

ARTICLE 2

THE LOAN AND DISBURSEMENTS

Section 2. The Loan. Subject to and upon the terms and conditions contained in this Agreement, and relying on the representations and warranties contained in this Agreement, Lender hereby agrees to make or continue to make the B & I Loan and the REAP Loan, as applicable, to Borrower on the terms and conditions set forth herein. The obligation of the Borrower to repay the Loan and the terms for repayment shall be evidenced by, and set forth in, the Notes.
Section 2.1 B & I Loan and REAP Loan. Subject to the terms and conditions of this Loan Agreement and the other Loan Documents and provided no Event of Default occurs and is continuing, Lender hereby agrees to make the B & I Loan to Borrower in the original principal amount of twenty-five million and 00/100 dollars ($25,000,000) and to make the REAP Loan to Borrower in the original principal amount of twenty-five million and 00/100 dollars ($25,000,000) for an aggregate financing of fifty million dollars ($50,000,000). At Closing, the proceeds of the Loan will be used, to pay off debt owed by Borrower and/ of Borrower and the balance of the proceeds of the Loan will be applied to costs of Loan closing and prepaid expenses pursuant to a settlement statement executed by Lender and Borrower at closing and of even date herewith, Borrower’s legal, accounting and other professional fees related to closing of the Loan. All remaining costs of the Project will be paid from the Project Account, established pursuant to Section7.1.17 hereof. The obligation to repay the Loan, and the interest rates and terms of payment, are set forth in the Notes. The Loan shall mature on the Maturity Date.

Section 2.1.1 [Reserved.]

Section 2.1.3 [Reserved.]

Exhibit 10.2
Section 2.1.4 Notes. All Notes are secured by the Collateral and cross collateralized on a pro-rata basis and will have identical terms and reference to the USDA Guarantees. Each advance of the Loan shall be drawn against the B & I Loan and the REAP Loan for eligible purposes as outlined in the USDA Conditional Commitments.

Section 2.2 Advances. Advances After payment of debt and costs as set forth in the Settlement Statement, advances of funds from the Project Account will be made as follows:

Section 2.2.1 Disbursements for Construction. Funds shall be advanced to pay for sums due under the Construction Contract subject to the terms and conditions of the Construction Advance Rider. Requests for disbursements shall be made to the Voucher Control Company (as defined in the Construction Advance Rider), or as otherwise directed by Lender, not later than 4:00 p.m., pacific time, ten (10) Business Days prior to the date the requested disbursement is to be made. Such requests for disbursement shall be accompanied by all information required under Section 6 of the Construction Advance Rider, and also accompanied by approvals of the General Contractor (as defined in the Construction Advance Rider) and the Borrower prior to submittal for approval and funding. Borrower shall provide Lender with all payment requests submitted by the General Contractor upon approval of the same by Borrower, which payment requests may be submitted by pdf copies via email or other means acceptable to Lender in accordance with the form provided by General Contractor as an exhibit to the Construction Advance Rider.

Section 2.2.2 Funds shall be withdrawn from the Interest Payment Reserve Account in accordance with the provisions to pay interest payments required under the Notes, as they come due until the funds are exhausted, unless and Event of Default occurs and is continuing.

Section 2.3 Business Days. If the date for any payment or prepayment hereunder falls on a day which is not a Business Day, then for all purposes of this Agreement the same shall be deemed to have fallen on the next following Business Day, and such extension of time shall in such case be included in the computation of payments of interest.

Section 2.4 Payments. Borrower shall make each payment hereunder and under the Notes not later than 3:00 P.M. (Pacific time) on the day when due in lawful money of the United States of America to Lender at its office at 451 Eagle Station Lane, Carson City, NV 89701 in same day funds. Borrower hereby authorizes Lender, if and to the extent payment is not made when due hereunder or under the Note, to charge from time to time against any or all Borrower’s accounts with Lender any amount so due. Lender agrees to give Borrower written notice of such charges against Borrower’s accounts. Notwitstanding the foregoing, interest payments due on the Notes shall be paid from the Interest Payment Reserve Account by automatic draft, pursuant to an authorization executed by Borrower to Lender to draft such payments until funds in the Interest Payment Reserve Account have been exhausted, after which Borrower shall be required to make all payments as herein required.
Section 2.5 Purpose Loan and Use of Proceeds. The purpose of the Loan is to finance the development of commercial scale 30 acre greenhouse in Pulaski County, Kentucky (the “Project”), per the provisions of the Borrower’s application submitted to the USDA for issuance of the USDA Guarantee

Exhibit 10.2
and the USDA Conditional Commitment including any USDA approved amendments thereto. Loan funds will be used for refinance of debt originally obtained and used for eligible loan purposes under the USDA B & I and REAP Guaranteed Loan Programs, construction costs, fixture/equipment costs, furniture and fixtures, loan closing costs and for working capital in accordance with the Project Development Plan and the USDA Conditional Commitments. Loan funds cannot be used for payment to an owner, partner, stockholder, beneficiary of the Borrower, their close relatives, or other Affiliates, above the cost of any work or services performed.

Section 2.6 Servicing of the Loan; Appointment of Servicer. Lender is hereby granted the right to appoint a Person to assist Lender in servicing the Loan (the “Servicer”) and does hereby appoint Greater Commercial Lending (“GCL”) to be the initial Servicer. Lender may substitute any Servicer upon providing written notice thereof to Borrowers and Guarantor. Borrower may rely on all notices, approvals, consents, instructions and directions of the Servicer, without any duty to investigate the validity thereof, and Borrower shall not be liable hereunder for so following such notices, approvals, consents, instructions and directions of the Servicer. The Servicer shall have full authority to act on Lender’s behalf on all matters applicable to the Loan, the Borrower, the Guarantor, and the Collateral, including, without limitation, the following:

(a)The Servicer shall have full authority to service the Loan and to take any and all actions on behalf of the Lender under this Lan Agreement and under all other Loan Documents with respect to the Loan, the Borrower, Guarantor, and the Collateral, including, without limitation, administering the Loan, dispersing loan proceeds, approving payment requests, holding required reserves and deposits, receiving and administering loan and other payments under the Loan, communicating with Borrower and Guarantor, requesting and receiving reports and information, administering inspections, providing notices to Borrower, Guarantor and any Persons, providing demands for payment under the Note and Guarantees, approving or declining the taking of actions, providing consents and approvals (or declinations) for waivers, amendments or other approvals, enforcing of all rights and remedies under the Loan Documents on Lender’s behalf, and any other activities relating to the Loan.

(b)All reports, documents, notices, schedules, financial statements and other materials that are to be delivered to Lender under this Loan Agreement and the other Loan Documents are to be delivered to, and addressed to, Servicer in addition to Lender.

(c)All payments under the Note, and payments of other Obligations due Lender, are to be made to Servicer, which, upon receipt in full by Servicer, shall be deemed made to and received by Lender.

(d)GCL shall be the initial Servicer of the Loan. The appointment of Servicer, and its duties and authorizations, may be modified, transferred to another Person, or terminated by Lender, upon the delivery of written notice thereof from Lender to Borrower, Guarantor and the then current Servicer. Such notice to be delivered at least thirty (30) days prior to the date of modification, transfer or termination, as the case may be.

Exhibit 10.2

Section 2.7 Nature of Commitment. Lender’s obligation to make any and all advances on the Construction Loan shall be deemed to be a transaction made pursuant to a contract to make a loan or extend debt financing or financial accommodations to Borrower within the meaning of Sections 365(c)(2) and 365(e)(2)(B) of the Bankruptcy Code of the United States.

ARTICLE 3
SECURITY FOR THE INDEBTEDNESS

Section 3.    Security. The Loan shall be secured by the following:

Section 3.1.1 First priority Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing (the “Mortgage”) affecting real property and all improvements thereon, together with all furnishings, fixtures, Equipment and related rights of Borrower and all collateral associated therewith, such real property being described on Exhibit A, attached hereto;

Section 3.1.2 Security Agreement pursuant to which Borrower has granted to Lender a security interest in and to all the Borrower’s machinery and equipment and other collateral described therein, as amended, modified, restated or supplemented at any time or from time to time;

Section 3.1.3 Unlimited continuing guaranty by Guarantor, guaranteeing to Lender the payment and performance of all obligations of the Borrower now existing or hereafter arising under this Agreement or the Loan Documents (the “Guaranty”).

Section 3.1.5 All other collateral and security agreements before or hereafter granted to Lender or held by Lender with respect to any of the Indebtedness, and all other rights afforded Lender by operation of law.

Section 3.2 Obligations Unconditional. Borrower hereby authorizes and empowers Lender to exercise, in its sole and uncontrolled discretion, any right or remedy, or any combination there, which may then be available, since it is the intent and purpose of Borrower that the obligations under this Agreement shall be absolute, independent and unconditional under any and all circumstances. Borrower expressly waives any defense (which defense, if Borrower had not given this waiver, Borrower might otherwise have) to a personal judgment against Borrower by reason of a nonjudicial foreclosure of the Mortgaged Property, other than defenses arising from the express terms of the Loan Documents. Notwithstanding any foreclosure of the lien of the Mortgage, whether by the exercise of the power of sale contained in that Mortgage, by an action for judicial foreclosure or by Lender’s acceptance of a deed or voluntary or involuntary transfer in lieu of such foreclosure, Borrower shall remain bound under this Agreement.

Exhibit 10.2
ARTICLE 4 REPRESENTATIONS AND WARRANTIES

In order to induce Lender to enter into this Agreement, Borrower, represents and warrants to Lender (which representations and warranties will survive the extensions of credit under this Agreement and which representations and warranties will be true in material respects) that:
Section 4.1 Nature of Borrower.

Section 4.1.1 Borrower is a Delaware limited liability company qualified to do business and in good standing in the state of Kentucky, and is duly qualified as a foreign corporation in all jurisdictions where the property it owns or the business it transacts make such qualification necessary to the extent the failure to be so qualified would have a Material Adverse Effect on its business operation, or financial condition. Borrower has obtained all permits, licenses and other governmental permits required to conduct, in all material respects, the business it transacts, subject to any permits, licenses and other governmental permits required for the completion of the Improvements which are not yet required to be obtained.

Section 4.1.2 The authorized representative, primary mailing address, and federal taxpayer identification number for Borrower and Guarantor are as follows:

Borrower: APPHARVEST PULASKI FARM, LLC
Mailing Address:    500 Appalachian Way
Morehead, KY 40351 Employer Identification Number: XX-XXX2052 Authorized Representative – Loren Eggleton

Guarantor: APPHARVEST OPERATIONS, INC.
Mailing Address:    500 Appalachian Way
Morehead, KY 40351 Employer Identification Number: XX-XXX5929 Authorized Representative – Loren Eggleton

Section 4.2 Power and Authorization. Borrower’s and Guarantor’s officer executing this Agreement is duly authorized and empowered to execute, deliver and perform the Loan Documents executed by it. All corporate action on the part of Borrower and Guarantor requisite for the due creation and execution of the Loan Documents has been duly and effectively taken.

Section 4.3 Review of Documents; Binding Obligations. Borrower and Guarantor have reviewed the Loan Documents with counsel and has had the opportunity to discuss the provisions thereof with Lender prior to execution. The Loan Documents constitute valid and binding obligations of Borrower and Guarantor enforceable in accordance with their terms (except that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors’ rights).

Exhibit 10.2
Section 4.4 No Legal Bar or Resultant Lien. The Loan Documents do not and will not violate any provisions of Borrower’s or Guarantor’s Organization Documents, and will not violate any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which Borrower or Guarantor is subject, and will not result in the creation or imposition of any Lien upon any property of Borrower, other than as contemplated by this Agreement.

Section 4.5 No Consent. Borrower’s and Guarantor’s execution, delivery and performance of the Loan Documents to which it is a party does not require the consent or approval of any other Person which has not been obtained, including without limitation any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof.

Section 4.6 Financial Condition. All financial statements of Borrower delivered to Lender fairly and accurately present the financial condition of the parties for whom such statements are submitted in all material respects as of the date of such statements, and there are no contingent liabilities not disclosed thereby which could reasonably be expected to materially and adversely affect the financial condition of Borrower. Since the close of the period covered by the latest financial statements delivered to Lender, there has been no material adverse change in the assets, liabilities, or financial condition of Borrower that has not been otherwise disclosed to Lender in writing. No event has occurred (including, without limitation, any litigation or administrative proceedings) and no condition exists or, to the knowledge of Borrower, is threatened, which could reasonably be expected to (i) render Borrower unable to perform its obligations under the Loan Documents, (ii) constitute a Default hereunder, or (iii) have a Material Adverse Effect. Except as otherwise disclosed to Lender in writing, Borrower has never been adjudicated as bankrupt. Lender acknowledges that, in prior financial statements delivered to Lender, Guarantor contributions to Borrower are structured as intercompany Debt, but that future financial statements may reflect equity contributions from Guarantor to Borrower in lieu thereof, and Lender agrees such change will not violate the foregoing representations.

Section 4.7 Solvency. Borrower will receive a reasonably equivalent value in exchange for the obligations of Borrower under the Loan Documents. The execution and performance of the Loan Documents by Borrower, as applicable, (i) are not being made with any intent to hinder, delay or defraud any entity to which Borrower is indebted; (ii) will not result in Borrower becoming insolvent or having an unreasonably small capital for the business in which it is engaged; and (iii) will not cause Borrower to incur debts that would be beyond the ability of Borrower to pay as such debts become due and payable. For the purposes of this Section 4.7, “insolvent” shall mean the sum of Borrower’s debts is greater than Borrower’s property at a fair valuation. Any property transferred, concealed or removed with intent to hinder, delay or defraud Borrower’s creditors and property which may be exempted from the debtor’s estate under the Federal Bankruptcy Code shall be excluded from the assets of Borrower for purposes of determining insolvency.

Section 4.8 Taxes and Governmental Charges. Borrower has filed all tax returns and reports required to be filed, as and when required to be filed, subject to lawful extensions. Borrower has paid all taxes, assessments, fees and other governmental charges levied upon it or upon its property or income

Exhibit 10.2
which are due and payable, including interest and penalties, or has provided adequate reserves in accordance with GAAP. Accruals used for tax calculation purposes are based on estimates, which may affect the actual amount of taxes, assessments, fees and other governmental charges due.
Section 4.9 Defaults. Borrower is not in material default, beyond any applicable grace or cure period, under any indenture, mortgage, deed of trust, agreement or other instrument to which Borrower is a party or by which it is bound.

Section 4.10 Use of Proceeds; Margin Stock. The proceeds of the Loan hereunder will be used by Borrower for the purposes listed in Article 2 hereof. None of such proceeds will be used for the purpose of, and Borrower is not engaged in the business of extending credit for the purpose of, purchasing or carrying any “margin stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of said Regulation U. Borrower is not engaged principally, or as one of Borrower’s important activities, in the business of extending credit for the purpose of purchasing or carrying margin stocks. Neither Borrower nor any Person acting on behalf of Borrower who is authorized to do so has taken or will take any action which might cause this Agreement to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

Section 4.11 Compliance with the Law. To its knowledge, Borrower (a) is not in violation of any law, judgment, decree, order, ordinance, or governmental rule or regulation to which Borrower or any of its property is subject; and (b) has not failed to obtain any license, permit, franchise or other governmental authorization required for the ownership of any of its property or the conduct of its business; in each case, which violation or failure could reasonably be anticipated to have a Material Adverse Effect.

Section 4.12 ERISA. To its knowledge, Borrower is in compliance in all material respects with the applicable provisions of ERISA, and no Reportable Event has occurred with respect to any Plan of Borrower. This provision shall be applicable only if Borrower has adopted or shall adopt a defined benefit Plan.

Section 4.13 Other Information. To Borrower’s knowledge, all information, reports, papers and data given to Lender by Borrower pursuant to this Agreement and in connection with Borrower’s application for any loan (to the extent that such information was prepared, delivered, or confirmed by Borrower) are accurate and correct in all material respects. All financial projections given to Lender were prepared in good faith based on facts and circumstances existing at the time of preparation and were believed by Borrower to be accurate in all material respects. No information, exhibit or report furnished by Borrower to Lender in connection with this Agreement or in the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact necessary to make the statement contained therein not misleading.

Exhibit 10.2
Section 4.14 Utility or Investment Company. Borrower is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended or a “holding company” or a “subsidiary company” or “affiliate” of a “holding company” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

Section 4.15 Title to Collateral. Borrower granting a lien therein in favor of Lender has good and marketable fee title to the Mortgaged Property and other Collateral, as applicable, free of all liens and encumbrances except the Permitted Encumbrances (as defined in the Mortgage) and those liens permitted by Section 6.1.1 hereof.

Section 4.16 Governmental Requirements. To Borrower’s knowledge, the Mortgaged Property is in compliance, in all material respects, with all current Governmental Requirements affecting the Mortgaged Property, including, without limitation, all current coastal zone protection, zoning and land use regulations, building codes and all restrictions and requirements imposed by applicable Governmental Authorities with respect to the improvements on the Mortgaged Property and the use and contemplated use of the Mortgaged Property.

Section 4.17 Environmental Matters. Except as may be otherwise disclosed to and acknowledged by Lender in writing prior to Closing (including, without limitation, in any Phase I Environmental Site Assessments delivered to or obtained by Lender) and otherwise as would not reasonably be expected to cause a Material Adverse Change, any real property owned or leased by Borrower, including, without limitation, the Real Property Collateral (collectively, the “Subject Property”) has never been and is not now being used in violation of Environmental Laws; (ii) there are no proceedings that have been commenced against such Obligor concerning any alleged violations of any Environmental Laws on or related to the Subject Property, nor does such Obligor have any reason to know of any; (iii) Borrower is maintaining any Substances on the Real Property used in the ordinary course of its business operations and/or construction of the Improvements in accordance with all applicable laws; (iv) if such Obligor is transporting any Substances, such transportation is being conducted in compliance with all applicable laws; and (v) such Obligor has all required permits for the use and discharge of any Substances on the Real Property and all uses and discharges on such Subject Property are being made in compliance with such permits.

Section 4.18 Continuing Accuracy. All of the representations and warranties contained in this Article 4 or elsewhere in this Agreement shall be true through and until the later of the date on which all obligations of Borrower under the Loan Documents and any other documents executed in connection therewith are fully satisfied or Borrower shall promptly notify Lender of any event which would render any of said representations and warranties untrue or misleading.

Exhibit 10.2
ARTICLE 5 AFFIRMATIVE COVENANTS

Borrower will comply or cause the substantial compliance with the covenants contained in this Article 5 from the date hereof and for so long as any part of the Indebtedness is outstanding, provided nothing herein shall cause an Event of Default, if such noncompliance is insubstantial and/or if such noncompliance does not have and will not have a Material Adverse Effect on the operations and financial conditions of Borrower:

Section 5.1 Financial Statements and Reports. Borrower will promptly furnish to Lender such information regarding the business and affairs and financial condition of Borrower as Lender may reasonably request, and Borrower will furnish or cause to be furnished to Lender:

Section 5.1.1 Annual Financial Statements and Tax Returns of Borrower. Annual audited financial statements of Borrower, including income statements, cash flow statements, and balance sheets from a Certified Public Accountant acceptable to the Lender within 90 days of the end of Borrower’s fiscal year. Borrower will provide a company prepared Business Debt Schedule, Accounts Receivable (A/R), Accounts Payable (A/P) aging schedules dated of even date with the Annual Audited financial statement.

Section 5.1.2 Annual Financial Statements of Guarantor. Annual financial statements of Guarantor, including income statements and balance sheets within 90 days of the end of Guarantor’s fiscal year.

Section 5.1.3 Tax Returns. Complete copies of Borrower’s and/or Guarantors and/or endorser's federal income tax returns and evidence of payment of all taxes due or that an extension has been obtained, within 45 days of filing said returns; provided that no tax returns shall be due from Borrower for so long as Borrower remains a disregarded entity not required to file a separate tax return pursuant to applicable law.

Section 5.1.4 Compliance Certificates. If requested by Lender, simultaneously with the furnishing of the financial statements required by Section 5.1 hereof, certificates of the principal financial officer of Borrower (in the form of Exhibit B hereto), certifying (i) that to the best of his or her knowledge no Default has occurred, or if a Default has occurred, specifying the nature and extent thereof and the steps that Borrower proposes to take to cure such Default; and (ii) compliance by Borrower with the financial covenants set forth in this Agreement.

Section 5.1.5 Other Reports. All such other reports and information as reasonably required by Lender, including, but not limited to, additional accounting reports and analyses. In no case shall the Mortgaged Property be reappraised more frequently than once every one (1) year unless: (i) required by applicable law or regulation; or (ii) there is an Event of Default.

All of the foregoing information shall be certified correct by the submitting party. All such financial statements, reports and certificates referred to above shall be in a form and in such detail as Lender may

Exhibit 10.2
reasonably request and shall conform to GAAP to the extent that the financial statements referred to in Section 4.6 hereof complied therewith, except only for such changes in accounting principles or practice with which the independent certified public accountants concur. Notwithstanding the above, internally prepared financial statements need not conform to GAAP, provided the method of preparing internal statement is consistent with sound accounting practices and such practices are consistently applied.
Section 5.2    Financial Covenants.

Section 5.2.1 Maximum Debt to Net Worth. Borrower shall maintain at all times a ratio of Debt to net worth (calculated in accordance with GAAP) plus accumulated depreciation of not more than 9 to 1, to be measured as of year-end annually, beginning year-end 2027.

Section 5.2.2 Debt Service Coverage Ratio. Borrower shall achieve and maintain a minimum Debt Service Coverage Ratio (“DSCR”) of 1.25:1 to be measured as of the last day of each fiscal year beginning fiscal year-end 2027 based on financial statements required herein. DSCR is defined as ([Earnings Before Interest Expense, Depreciation Expense, and Amortization Expense] + [equity contributions to Borrower]) / (actual debt service on the Loan), all determined in accordance with GAAP. Beginning in 2027, should Borrower fail to meet the DSCR requirement as outlined above, Borrower will not be in Default of this Agreement if (a) Borrower places six (6) months of principal and interest payments on the Loan into a reserve account with Lender to be maintained by Lender until such time as the DSCR at year end meets the 1.25:1 threshold provided herein (and Lender shall thereafter apply such reserved amounts to payment of the Loan), or (b) make a prepayment of the Loan permitted under the Loan Documents such that DSCR meets the
1.25:1 threshold provided herein.

Section 5.2.3 Current Ratio. Borrower shall maintain at all times a ratio of current assets to current liabilities (as determined pursuant to GAAP) of not less than 1 to 1, to be measured as of year-end annually, beginning year-end 2027.

Section 5.3 Taxes and Other Liens. Borrower will file all tax returns required by law by the due date thereof (subject to lawful extension) and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its property as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien upon any of Borrower’s property; provided, however, Borrower shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted and if the contesting party shall have set up reserves therefor adequate under GAAP. Without limitation, promptly upon request of Lender, Borrower shall furnish Lender with proof of payment of all taxes, assessments, charges, levies or claims against the property of Borrower not later than the date on which penalties might attach thereto, or in the event that Borrower contests any such taxes, assessments, charges, levies or claims in accordance with this Section 5.3, Borrower shall furnish Lender with a description of the contested matter and all actions taken by Borrower in connection with such contest. Notwithstanding anything to the contrary contained herein, Borrower shall have the right to bond over any lien arising

Exhibit 10.2
from claims for labor, materials, supplies and equipment within thirty (30) days of the filing of such lien, provided Borrower establishes reasonably adequate reserves for the payment thereof.

Section 5.4 Maintenance of Existence. Borrower will (i) maintain its existence; (ii) observe and comply (to the extent required so that any failure will not materially and adversely affect the business of Borrower) with all valid and applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, certificates, franchises, permits, licenses, authorizations, directions and requirements (including without limitation applicable statutes, regulations, orders and restrictions relating to environmental standards or controls or to energy regulations) of all federal, state, parish/county, municipal and other governments, departments, commissions, boards, courts, authorities, officials and officers, domestic or foreign; (iii) maintain its properties (and any property leased by or consigned to it or held under title retention or conditional sales contracts) in generally good and workable condition, subject to ordinary wear and tear, and make all repairs, replacements, additions, betterments and improvements to its properties to the extent reasonably necessary so that any failure will not materially and adversely affect the business of Borrower; (iv) take all necessary steps to remain in good standing with all its licensing authorities, and (v) continue to conduct its business in the manner currently conducted.

Section 5.5 Further Assurances. Borrower will promptly (and in no event later than thirty (30) days after written notice from Lender is received) cure any defects in the creation, execution and delivery of the Loan Documents. Borrower will promptly execute and deliver to Lender, upon Lender’s reasonable request, all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of Borrower in the Loan Documents or to correct any omissions in the Loan Documents, or to make any recordings, to file any notices, or obtain any consents, as may be necessary or appropriate in connection with the transactions contemplated by this Agreement.

Section 5.6 Performance of Obligations. Borrower will repay the Loan according to the reading, tenor and effect of the Note and this Agreement, as and when due. Borrower will do and perform every act required of it by the Loan Documents at the time or times and in the manner specified.

Section 5.7 Reimbursement of Expenses. Borrower will pay all reasonable legal fees and fees of Lender’s counsel, reasonable travel and other expenses incurred by Lender in connection with the preparation, execution, delivery and administration of the Loan Documents (including any amendments, renewals or extensions), appraisals, environmental reports and reviews, inspections of the Mortgaged Property by Lender’s inspector and reasonable payments to third parties related to the maintenance of the Loan. Borrower will, upon receipt of a written request containing evidence and amounts as to such expenditures, promptly reimburse Lender for all payments expended, advanced or incurred by Lender to satisfy any obligation of Borrower under this Agreement, or to protect the Collateral or to collect the Indebtedness following the occurrence of an Event of Default, or to enforce the rights of Lender under the Loan Documents following the occurrence of an Event of Default, which amounts will include all court costs, reasonable attorneys’ fees, reasonable fees of accountants, and investigation expenses reasonably incurred by Lender in connection with any such matters, together with interest at the interest rate set forth in the Note on each such amount from the date that the same is expended, advanced or incurred by Lender until the date of reimbursement to Lender.

Exhibit 10.2

Section 5.8 Accounts and Records. Borrower will keep books of record and accounts in relation to its business and activities, in accordance with GAAP, consistently applied.
Section 5.9 Right of Inspection. Borrower will permit any officer or agent of Lender and/or USDA to visit and inspect any of the property of Borrower, examine the books of record and accounts of Borrower, take copies and extracts therefrom, and discuss the affairs, finances and accounts of Borrower with Borrower’s officers, accountants and auditors, all at such reasonable times and on reasonable written notice.

Section 5.10    Notice of Certain Events.

Borrower shall promptly notify Lender if Borrower learns of the occurrence of any event which constitutes a Default under this Agreement, together with a detailed statement by a responsible officer of Borrower of the steps being taken to cure the effect of such Default.

Borrower shall promptly notify Lender of any change in location of Borrower’s principal place of business or the office where it keeps its records.

Borrower shall promptly notify Lender of any litigation or dispute filed against or to its knowledge threatened against Borrower which could reasonably be expected to have a Material Adverse Effect upon the financial condition or business of Borrower. In the event of such litigation, Borrower will cause such proceedings to be vigorously contested in good faith and, in the event of any adverse ruling or decision, Borrower shall prosecute all allowable appeals.

Borrower shall promptly notify Lender of any material contingencies arising after the Closing Date, as defined in accordance with GAAP.

Borrower shall promptly notify Lender of any claim or action brought or, to its knowledge, threatened against Borrower, Borrower’s Plan, or the trust which constitutes a part of Borrower’s Plan by the Internal Revenue Service, the Department of Labor, a participant or beneficiary of Borrower’s Plan or any other governmental agency or individual.

Section 5.11 ERISA Information and Compliance. Borrower will promptly furnish to Lender
(i) promptly after the filing thereof with the United States Secretary of Labor or the Pension Benefit Guaranty Corporation, copies of each annual and other report with respect to each Plan or any trust created by Borrower, and (ii) immediately upon becoming aware of the occurrence of any Reportable Event, or of any Prohibited Transaction in connection with any Plan or any trust created by Borrower, a written notice signed by the president or the principal financial officer of Borrower specifying the nature thereof, what action Borrower is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto. Borrower will comply with all of the applicable funding and other requirements of ERISA as such requirements relate to the Plans of Borrower. This provision shall be applicable only as if Borrower has adopted or shall adopt a defined benefit Plan.

Exhibit 10.2
Section 5.12 Indemnification.
Borrower will indemnify Lender and hold Lender harmless from claims of brokers with whom Borrower has dealt in the execution hereof or the consummation of the transactions contemplated hereby. Lender will indemnify Borrower from claims of brokers with whom Lender has contracted in connection with the transactions contemplated hereby.
Lender (and its affiliates and its respective officers, directors, employees, advisors and agents) will have no liability for, and Borrower will indemnify and hold Lender harmless from any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses of whatever kind or nature which may be imposed on, incurred by or asserted at any time against Lender in any way relating to, or arising in connection with the Loan, in the amount of the actual losses, expenses or damages incurred by Lender, except to the extent that such losses, claims, damages, liabilities and expenses are determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such indemnified person.

Section 5.13 Financial Condition. Borrower shall at all times present Borrower’s financial statements in accordance with GAAP (to the extent applicable) applied on a consistent basis throughout the period involved, except to the extent modified as reasonably approved by Lender.

Section 5.14 Outside Investment and Loans to Affiliates. Borrower shall not make any outside investment and loans or advances to stockholders, members, owners, officers, or affiliates without the prior written consent of the Lender. Loans to Borrower from stockholders, owners, officers or affiliates must be subordinated to the Loan or converted to stock. No payments are to be made on these subordinated debts unless the Loan is current and in good standing.

Section 5.15 Insurance. In addition to any other insurance requirements under any other Loan Documents: (i) each Obligor shall maintain with financially sound and reputable insurance companies insurance of the kinds, covering the risks, and in the amounts reasonably comparable to those usually carried by similar entities and individuals and sufficient to avoid the application of any co-insurance provisions, such insurance shall include, but not be limited to, liability insurance, flood insurance (to the extent required by Federal law or regulation including, without limitation, the Flood Disaster Protection Act of 1973), comprehensive hazard/casualty insurance on buildings, business theft (fidelity bond), contents and equipment and such coverage on the Collateral in amounts satisfactory to Lender; and (ii) Borrower shall exhibit or deliver certificates of such policies of insurance to Lender and provide appropriate clauses in the insurance policies indicating Lender’s status as co-insured mortgagee, additional insured, or lender loss payee, as applicable, as to the Collateral, as its interest may appear; PROVIDED, FURTHER, that Borrower hereby assigns to Lender the right, and further designates Lender as its lawful attorney-in-fact, to collect and receive any indemnity payment otherwise owed to Borrower under any policy insuring the Collateral, regardless of whether Lender is named in such policy as a person entitled to collect upon the same. In addition to all other insurance requirements, Borrower shall increase its business interruption upon Substantial Completion of the Project to a commercially reasonable amount that is acceptable to Lender.

Exhibit 10.2
Section 5.16 USDA Guarantee Requirements. So long as any of the Obligations covered by any USDA Guarantee remains outstanding, each Obligor shall comply with all requirements, terms and conditions set forth therein and under the USDA Conditional Commitment, and each Obligor hereby acknowledges and agrees that it is has received, read and understands the terms and conditions thereof. In the event of any inconsistency between the terms, conditions and requirements of the USDA Conditional Commitment and this Agreement or any other Loan Document the terms of USDA Conditional Commitment shall control, provided that any provision of any Loan Document which imposes additional obligations upon any Obligor or provides additional rights or remedies to Lender shall be deemed to be supplemental to, and not inconsistent with, the USDA Conditional Commitment and provided, further, that any pre-condition, continuing obligation or requirement applicable to Lender in favor of the USDA under the USDA Conditional Commitment shall be construed to be an obligation and requirement of each Obligor and a condition precedent to Lender’s obligations hereunder, all at Borrower’s sole cost and expense. Additionally, USDA concurrence is required for any servicing action in accordance with regulations at 7 CFR 5001 and servicing requirements identified in Form RD 5001-2 “Lender’s Agreement” will apply once the USDA RD Form 4279-5 Loan Note Guarantee is issued.

Section 5.17 Project Account. Borrower shall establish and maintain until completion of the Project, a controlled Project Account with Lender, and deposit at Closing the sums required in section 7.1.16, from which Project Account disbursements shall be made in accordance with the terms herein and the Construction Advance Rider.

Section 5.18 Appraisals. In addition to the appraisal of the Mortgaged Property required by Section 7.1.15 below, and subject to Section 5.1.5 hereof, Lender shall have the right to have the Mortgaged Property appraised by a state certified appraiser at Borrower’s expense from time to time (but not more than once every one (1) year) and following an Event of Default.

Section 5.19 Interest Payment Reserve Account. Borrower shall establish and maintain, for the greater of twelve (12) months or until all sums deposited therein have been disbursed for payment of interest, the Interest Payment Reserve Account required under Section 7.1.16. This deposit account is hereby pledged as additional security for the Loan until the sums therein have been exhausted.

Section 5.20 Separateness Covenants. Borrower shall: (a) maintain its own separate books and records and bank accounts; (b) at all times hold itself out to the public as a legal entity separate from the member(s) and any other person; (c) [reserved]; (d) except as contemplated by the Loan Documents, pay its own liabilities only out of its own funds, provided, however, the foregoing shall not require the member to make any additional capital contributions; (e) maintain an arm’s length relationship with its affiliates and its member(s); (f) except as contemplated by the Loan Documents, not hold out its credit or assets as being available to satisfy the obligations of others; and (g) not pledge its assets for the benefit of any other person.

Exhibit 10.2
ARTICLE 6 NEGATIVE COVENANTS

Section 6.1. Negative Covenants of Borrower.

Unless Lender’s prior written consent to the contrary is obtained, Borrower will at all times comply or cause substantial compliance with the covenants contained in this Article 6, from the date hereof. Borrower shall not be in default so long as it substantially complies with each of the following:

Section 6.1.1 Liens. Except with the prior written consent of Lender, Borrower shall not create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

Section 6.1.1.1 Liens for taxes, assessments, or other governmental charges not yet due or which are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor;

Section 6.1.1.2 Purchase money Liens arising in the ordinary course of Borrower’s business;

Section 6.1.1.3 Liens in connection with workmen’s compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

Section 6.1.1.4 Permitted Encumbrances described in the Mortgage or any Loan Document related to the Indebtedness;

Section 6.1.1.5 Deposits of cash or securities to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business;

Section 6.1.1.6 Liens in favor of carriers, warehousemen, mechanics, materialmen and landlords granted or arising in the ordinary course of business for amounts not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; and

Section 6.1.1.7 Judgment Liens in existence for less than sixty (60) days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and which do not otherwise result in an Event of Default.

Section 6.1.1.8 Equipment leases entered into in the ordinary course. Section 6.1.1.9 Liens in favor of Lender.

Exhibit 10.2
Section 6.1.2 Indebtedness. Except with the prior written consent of Lender, Borrower shall not create, incur, assume or suffer to exist any Indebtedness, except for:

Section 6.1.2.1 The Indebtedness to Lender under this Agreement.
Section 6.1.2.2    Other Debt to Lender.

Section 6.1.2.3 Trade payables from time to time incurred in the ordinary course of business.

Section 6.1.2.4 Taxes, assessments or other government charges which are not yet due or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor.

Section 6.1.2.5 Debt resulting from the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

Section 6.1.2.6 Unsecured Debt of Borrower in respect of performance bonds, workers’ compensation claims, surety or appeal bonds and payment obligations in connection with self- insurance or similar obligations, in each case to the extent incurred in the ordinary course of business or, in the case of surety or appeal bonds, to the extent incurred in connection with litigation concerning refund claims with respect to estate taxes.

Section 6.1.2.7 Equipment leases entered into in the ordinary course.

Section 6.1.2.8 Unsecured intercompany debt between Borrower and its Affiliates.

Section 6.1.3 Debts of Others. Borrower shall not assume liabilities or obligations of other persons.

Section 6.1.4 Loans. Borrower shall not make any loans or other advances of money to any Person or individual, except (a) advances to an officer or employee for salary, travel expenses, commissions and similar items in the ordinary course of business; (b) prepaid expenses and extensions of trade credit made in the ordinary course of business; (c) intercompany loans between Borrower and one of its Affiliates; and (d) deposits with financial institutions permitted hereunder.

Section 6.1.5 Dividends and Compensation of Officers, Owners, and Members. Declare or pay any dividends or compensate officers, owners and members of Borrower which would cause a Borrower to be in violation of any financial ratio covenant contained herein. Further, dividend payments and compensation of officers, owners and members of Borrower shall be limited to an amount that, when taken, will not materially and adversely affect the ability of Borrower to repay the Loan. This amount may not be increased year-to-year unless (i) an after-tax profit was made in the preceding fiscal year, (ii) Borrower is and will remain in compliance with covenants of the Loan Documents, and (iii) Borrower’s debts are paid to a current status.

Exhibit 10.2
Section 6.1.6 Fundamental Changes. Borrower shall not pay nor distribute any draw, distribution, dividend, bonus, employee advance, or director’s fee to any officer, member, owner, manager, or director from Loan proceeds without the prior written consent of Lender.

Section 6.1.7 Purchase and Sale of Fixed Assets. Borrower shall not acquire additional fixed assets (including assignments, transfers and leases) that would result in Borrower not being in compliance with required ratios without Lender’s written consent. Further, Borrower shall not invest in additional fixed asset purchases (in addition to the fixed asset purchases financed by Lender) in excess of $2,500,000 in an annual aggregate amount, without Lender approval and USDA concurrence. Borrower will not lease, sell, transfer, or otherwise encumber fixed assets without the concurrence of Lender. Disposition of fixed assets serving as collateral for the Loan must also have concurrence of USDA.

Section 6.1.8 Change in Nature of Business; Change to Organization Documents. Borrower shall not (a) engage in any business activity not related to the ownership and operation of Borrower as of the effective date of this Agreement, or any business substantially related or incidental thereto, (b) amend any of its Organization Documents, (c) change its jurisdiction of formation or organization or their type or form of organization, e.g., corporation or limited liability company or (d) change its name or identity (including trade name or names) without notifying Lender of such amendment or change in writing at least thirty (30) days prior to the effective date thereof and, in the case of an amendment or change in business activity or type or form of organization, without first obtaining the prior written consent of Lender, such consent not to be unreasonably withheld. Borrower shall execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein.

Section 6.1.9 Transactions With Affiliates. Borrower shall not enter into any transaction of any kind with any of Borrower’s Affiliates except for transactions in the ordinary course of business on terms that are fair and reasonable and no less favorable to Borrower than would be obtained in an arm’s length transaction with non-Affiliates of Borrower.

Section 6.1.10 Burdensome Agreements. Borrower shall not enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make restricted payments to Borrower or to otherwise transfer property to Borrower, (ii) of any Subsidiary to guarantee the Indebtedness of Borrower or (iii) of Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens (other than Liens permitted by the Mortgage or this Agreement) on property of such Person; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

Section 6.1.11 Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of the Mortgaged Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Mortgaged Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior written consent of Lender.

Exhibit 10.2

Section 6.1.12 No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Mortgaged Property (i) with any other real property constituting a tax lot separate from the Mortgaged Property, and (ii) unless required by law, with any portion of the Mortgaged Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Mortgaged Property.

Section 6.1.13 Use of Proceeds. Borrower shall not use the proceeds of the Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulation U or any other regulation of such Board of Governors, or for any purpose prohibited by Laws or any Loan Document.

Section 6.1.14 Change of Control. Borrower shall not cause or permit any Change of Control without the prior written consent of Lender, which consent of Lender shall not be unreasonably withheld.

Section 6.1.15 Dissolution and Transfers. Borrower shall not (i) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (ii) engage in any business activity not related to the business operations in which Borrower is engaged as of the date of this Agreement, or (iii) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of Borrower except to the extent expressly permitted by the Loan Documents.

Section 6.1.16 Other Leases. Borrower shall not lease or permit the sublease of the entirety of the Mortgaged Property or any equipment without the prior written consent of Lender, not to be unreasonably withheld.

Section 6.1.17 Indebtedness Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.

Section 6.1.18 Certain Accounting Changes. Borrower shall not (a) change its fiscal year end or
(b) make any material change in its accounting treatment and reporting practices except as required or permitted by GAAP.

Section 6.1.19 Principal Place of Business. Borrower shall not change its principal place of business or chief executive office without first giving Lender thirty (30) days’ prior notice.

Section 6.1.20 ERISA.

Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under this Agreement or the

Exhibit 10.2
other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.
Borrower shall not maintain, sponsor, contribute to or become obligated to contribute to, or suffer or permit any ERISA Affiliate of Borrower to, maintain, sponsor, contribute to or become obligated to contribute to, any Plan or any Welfare Plan or permit the assets of Borrower to become “plan assets,” whether by operation of law or under regulations promulgated under ERISA.

Borrower shall deliver to Lender such certifications or other evidence from time to time, as requested by Lender in its sole discretion, that (a) Borrower is not and does not maintain an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(3) of ERISA; (b) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) the assets of Borrower do not constitute “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101.

Section 6.1.21 Conduct of Business. Borrower shall not engage in any business other than as the same currently exists as of the date of this Agreement and any activities incidental thereto or otherwise reasonably related thereto.

ARTICLE 7 CONDITIONS OF LENDING

Section 7.1 Conditions Precedent to Closing of Loan. Lender will disburse the proceeds of the Loan to Borrower in accordance with the terms and conditions of this Loan Agreement and the Construction Advance Rider if all matters, documents, papers and certificates required under this Loan Agreement and the other Loan Documents have been furnished to Lender’s reasonable satisfaction, including, without limitation, the following documents and matters, each in form and of substance satisfactory to Lender, due on or before the Closing Date, unless otherwise provided, PROVIDED, HOWEVER, that Lender shall have no obligation to advance any sum to Borrower if Borrower if an Event of Default has occurred and is continuing:

Section 7.1.1 Due Execution and Delivery of All Loan Documents. All Loan Documents have been duly executed and delivered, and any other such matters as set forth herein shall have been satisfied;

Section 7.1.2 Authority and Compliance Documents. Any documents Lender may reasonably require: (i) to establish the authority of any Obligor to enter into this Agreement and the other Loan Documents including, but not limited to, governing instruments, certificates of incumbency and resolutions of the appropriate governing body; and (ii) to establish the good standing of any Obligor with any relevant governing, taxing, or regulatory body, including, but not limited to, certificates of existence and tax compliance certificates; all of the foregoing in a form and of substance satisfactory to Lender and certified as to completeness and accuracy by the appropriate officer of such Obligor;

Exhibit 10.2
Section 7.1.3 Title Insurance and Surveys. In connection with the Real Property Collateral, Borrower shall cause to be delivered to Lender, at or prior to Closing, pro forma ALTA title insurance policies, together with any endorsements required by Lender, containing no exceptions which are unacceptable to Lender, endorsed as of the Closing Date and in amounts satisfactory to Lender.

Section 7.1.4 Assurance of Lien Position. Assurances, to the reasonable satisfaction of Lender, of Lender’s requisite lien position with respect to the Collateral, including, but not limited to, Lender’s receipt of consents and waivers from third parties claiming rights in the Collateral under statute, contract or otherwise;

Section 7.1.5 Financial Statements and Other Periodic Reports. Each Obligor’s interim Financial Statements and all other periodic reports described in Article 5 herein for the most recently ended reporting period closest to the Closing Date, and any other financial information with respect to any Obligor as Lender may reasonably require, including, but not limited to, the most recent annual Financial Statements of each Obligor;

Section 7.1.6 Construction Contracts and Related Documents. The signed Construction Contract between the Borrower and General Contractor which establishes a firm, fixed price Contract which includes scope, initial budget and schedule for the Project, acceptable to the Lender and the USDA;

Section 7.1.7 Payment of Fees and Closing Costs. Payment of all fees and closing costs required hereunder and under the other Loan Documents, including without any limitation, (i) the Lender origination fee of $375,000 for the B & I Loan, (ii) the USDA Guarantee fee of $600,000 for the B & I Loan; (iii) the Lender origination fee of $375,000 for the REAP Loan, (iv) the USDA Guarantee fee of $200,000 for the REAP Loan, and (v) he fees and costs listed on the settlement statement executed by the parties for closing of the Loan;

Section 7.1.8 USDA Conditional Commitment and USDA Guarantee. (i) USDA shall have issued a USDA Guarantee for the B & I Loan and USDA Guarantee for the REAP Loan in form and of substance satisfactory to Lender; and (ii) Borrower shall have satisfied all conditions precedent and all terms, conditions, covenants and requirements under the USDA Conditional Commitment to the satisfaction of Lender and the USDA;

Section 7.1.9 Consent Documents. The duly executed originals, or certified copies, of all consents, approvals, authorizations, registrations and filings and orders required or advisable to be made or obtained under any law in connection with the execution, delivery, performance, validity and enforceability of the Loan Documents, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired; Certificates of Existence and Good Standing of Borrower issued by the Secretary of State of the State of Delaware and the Secretary of State of the State of Kentucky. Receipt of officer’s certificate stating the representations and warranties are true and correct in all material respects.

Exhibit 10.2
Section 7.1.10 Opinion of Counsel. An opinion letter, or letters, each from an attorney acceptable to Lender, which shall provide, among other things requested by Lender, that: (i) each Obligor is duly organized, validly existing and in good standing under the laws of the state of such Obligor’s charter and any other state or jurisdiction where such Obligor regularly does business;
(ii) each Obligor has the full power and authority to undertake the activities contemplated by the Loan Documents; (iii) all Loan Documents have been duly authorized, executed and delivered by each Obligor; (iv) the Collateral Documents create a lien on or security interest in the Collateral except when otherwise specified in such opinion letter; (v) the Loan Documents and their terms do not violate any laws including, without limitation, any usury laws or similar laws of the jurisdictions where any Obligor or any Collateral is located; (vi) each Loan Document constitutes the valid and legally binding obligation of Borrower and its enforceable in accordance with its terms under the laws of the State of Kentucky; and (vii) such other matters are Lender and its legal counsel may request.

Section 7.1.11 Guarantor. Guarantor has signed and delivered (i) the USDA Form RD- 4279-14 Unconditional Guaranty, and (ii) the Lender form corporate or personal guaranty, as applicable, each guaranteeing the timely payment of all principal and interest on the Loan as and when due, and each in form and substance satisfactory to Lender (collectively, the “Individual Guarantees”);

Section 7.1.12 Closing Statement. A closing statement showing all closing costs and disbursements under the Loan.

Section 7.1.13 Insurance Policies. The insurance policies or certificates required by this Agreement or reasonably required by Lender.

Section 7.1.14 Borrower’s Capital Contribution. Borrower shall have provided evidence satisfactory to Lender and the USDA that it has completed the contribution of required capital for the Project in amounts agreed upon by Lender and USDA as addressed in Lender’s Commitment Letter dated June 15, 2022 (the Borrower’s “Equity”). The USDA must approve the settlement statement (source and use of funds) as a condition precedent to Closing;
Section 7.1.15 All Appraisals and Environmental Reports Related to the Mortgaged Property. Lender shall have reviewed, to its satisfaction, all appraisal, environmental and other reports related to the Mortgaged Property, confirming compliance with Section 5.15, and the Loan to Cost/Value Requirements hereof.

Section 7.1.16 Deposit to Interest Payment Reserve Account. Borrower shall have caused to be deposited at Closing, an amount equal to at least twelve (12) months of interest on the Loan into the Interest Payment Reserve Account;
Section 7.1.17 Deposit to Project Account. Borrower shall have caused to be deposited at closing, the sum of $19,083,752.00 into the Project Account.

Exhibit 10.2
Section 7.1.18 Collateral. Perfections of liens on the Collateral.

Section 7.1.19 No Change. No Material Adverse Effect shall have occurred.

Section 7.1.20 Event of Default. No Event of Default has occurred or is continuing, and Borrower shall be in compliance with all terms, conditions and covenants of any other Debt.

Section 7.1.21 No Litigation. The absence of any action, suit, investigation or proceeding, pending or threatened, in any court or before any arbitrator or governmental authority that purports to have a Material Adverse Effect on Borrower, any transaction contemplated hereby, or on the ability of Borrower to perform its obligations under the documents to be executed in connection with the Construction Loan.

Section 7.1.22 Documentation. Receipt and satisfactory review of appraisals and other third party documents. Lender shall have received such other documents, certificates, or information as it shall reasonably request.

Section 7.1.23 Expenses and Fees. Receipt of all fees required to be paid, and all expenses for which invoices have been presented, on or before the Closing Date.

Section 7.1.24 Line of Credit. Borrower shall provide evidence satisfactory to Lender that it has obtained a line of credit from AppHarvest Operations, Inc. in the amount of not less than
$3,250,000.00, with a term of not less than Five (5) years, to be used for working capital purposes, the repayment of which shall be subordinated to the Loan.

Section 7.1.25    [Reserved.]

Section 7.1.26 [Reserved.]

Section 7.1.27 [Reserved.]

Section 7.1.28 Other Matters. All legal, tax, and regulatory matters relating to the Loan and any transaction finances with the proceeds therefor shall be satisfactory to Lender.

In addition to receipt of the foregoing, there shall have occurred no material adverse changes, either individually or in the aggregate, in the assets, liabilities, financial conditions, business operations, affairs or circumstances of Borrower from those reflected in the most recent financial statements furnished to Lender prior to the Closing Date, except to the extent that such changes are permitted by this Agreement; furthermore, no Default under this Agreement shall have occurred and be continuing.

ARTICLE 8 DEFAULT

Section 8.1    Events of Default. Each of the following events shall be considered an “Event of
Default” as that term is used herein:

Exhibit 10.2
Section 8.1.1 Principal and Interest Payments. Borrower fails to make payment within ten (10) days of following notice of nonpayment when due of any principal or interest installment on any loan, any commitment fee or any other obligation, Debt or Indebtedness (in addition to those existing under and related to the Loan) of Borrower to Lender; provided, no Event of Default shall occur if there remains adequate funds in the Interest Payment Reserve Account to make such payment and Lender is not prohibited from drawing upon such funds;

Section 8.1.2 Representations and Warranties. Any representation or warranty made by Borrower proves to have been incorrect in any material respect as of the date thereof; or any representation, statement (including financial statements), certificate or data furnished or made by Borrower (or any partner, officer, accountant or attorney of Borrower) and forwarded by Borrower to Lender under this Agreement, proves to have been untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified, except where the same would not reasonably be expected to have a Material Adverse Effect;

Section 8.1.3 Covenants. Borrower defaults in the observance or performance of any of the covenants or agreements contained in any of the Loan Documents to be kept or performed by Borrower (other than a default under Section 8.1.1 hereof), and such default continues unremedied for a period of thirty (30) days after written notice thereof being given by Lender to Borrower. Notwithstanding the foregoing, if the nature of such default reasonably requires more than thirty
(30) days, Borrower shall not be in default if Borrower has promptly commenced such cure and are diligently pursuing same.

Section 8.1.4 Involuntary Bankruptcy or Receivership Proceedings. A receiver, conservator, liquidator or trustee of Borrower or of any of its property is appointed by order or decree of any court or agency or supervisory authority having jurisdiction; or an order for relief is entered against Borrower under the Federal Bankruptcy Code; or Borrower is adjudicated bankrupt or insolvent; or any material portion of the properties of Borrower is sequestered by court order and such order remains in effect for more than thirty (30) days after Borrower obtains knowledge thereof; or a petition is filed against Borrower under any state, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or receivership law of any jurisdiction, whether now or hereafter in effect, and such petition is not dismissed within sixty (60) days;

Section 8.1.5 Voluntary Petitions. Borrower files a case under the Federal Bankruptcy Code or seeks relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any case or petition against it under any such law;

Section 8.1.6 Assignments for Benefit of Creditors. Borrower makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they

Exhibit 10.2
become due, or consents to the appointment of a receiver, trustee or liquidator of Borrower or of all or any part of its property;

Section 8.1.7 Undischarged Judgments. Judgment for the payment of money (which is not covered by insurance) is rendered by any court or other governmental body against Borrower, and Borrower does not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within sixty (60) days from the date of entry thereof, and within said period of sixty (60) days from the date of entry thereof or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal while providing such reserves therefor as may be required under GAAP;

Section 8.1.8 Attachment. A writ or warrant of attachment, seizure or any similar process shall be issued by any court against all or any material portion of the property of Borrower, and such writ or warrant of attachment or any similar process is not released or bonded within thirty
(30) days after its entry; and

Section 8.1.9 Change in Control. Other than a transfer to which Lender has consented in writing, there is a Change in Control of Borrower.

Section 8.1.10 Condemnations. The Mortgaged Property, or any portion thereof, is condemned or expropriated under power of eminent domain by any legally constituted Governmental Authority and, such condemnation materially affects the income producing ability of the Mortgaged Property in the aggregate, or materially affects the aggregate value of the Mortgaged Property.

Section 8.1.11 [Reserved.]

Section 8.1.12 Notice. Notwithstanding anything contained herein to the contrary, before declaring an Event of Default and taking action adverse to Borrower, Lender shall provide notice to Borrower as required hereunder and an opportunity to cure such Event of Default as set forth in Section 8.1.3 hereof.

Section 8.2    Remedies.

Section 8.2.1 Upon the happening of any Event of Default specified in Section 8.1 (other than Sections 8.1.1, 8.1.4 or 8.1.5 hereof), Lender may, after giving thirty (30) days written notice to Borrower, declare the entire principal amount of all Indebtedness then outstanding, including interest accrued thereon, (and, in addition to the Indebtedness, any other obligations owed by Borrower to Lender) to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor or other notice of default of any kind, all of which are hereby expressly waived by Borrower.

Exhibit 10.2
Section 8.2.2    Upon the happening of any Event of Default specified in Sections 8.1.1, 8.1.4, or 8.1.5, the entire principal amount of all Indebtedness then outstanding, including interest accrued thereon (and, in addition to the Indebtedness, any other obligations owed by Borrower to Lender), shall, without notice or action by Lender, be immediately due and payable without presentment, demand, protest, notice of protest or dishonor or other notice of default of any kind, all of which are hereby expressly waived by Borrower.

Section 8.2.3 In addition to the foregoing, Lender may exercise any of the rights or remedies provided in the Loan Documents, including but not limited to the Mortgage and the Security Agreement, or avail itself of any other rights and remedies provided by applicable Laws.

Section 8.3 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, Lender is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by Lender to or for the credit or the account of Borrower against any and all of the Indebtedness of Borrower, irrespective of whether or not Lender shall have made any demand under this Agreement, or the Loan Note, and although such Indebtedness may be unmatured. Lender agrees promptly to notify Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender under this Section 8.3 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Lender may have under the Loan Documents or otherwise, provided, however, notwithstanding anything to the contrary contained herein, or in any other Loan Document, Lender shall have no right to set-off against Borrower’s accounts unless and until an Event of Default occurs and is continuing.

ARTICLE 9 CONSTRUCTION COVENANTS

Section 9.1 Construction Covenants. In addition to the covenants of Borrower otherwise set forth in this Agreement, Borrower hereby agrees that, so long as any part of the Indebtedness is outstanding, unless compliance shall have been waived in writing by Lender, Borrower shall at all times comply with the following covenants:
Section 9.1.1 Construction of Improvements. Borrower will (a) cause the construction of the Improvements to be prosecuted with diligence and continuity in a good and workmanlike manner and in accordance with the Plans and Specifications and all Governmental Requirements, subject to Force Majeure; (b) promptly correct or cause to be corrected (i) any defect in the Improvements, (ii) any material departure in the construction of the Improvements from the Plans and Specifications (except pursuant to an approved change order) or Governmental Requirements and (iii) any encroachment by any part of the Improvements or any other structure located on the Mortgaged Property on any building line, easement (which does not permit such encroachment), property line or restricted area; (c) promptly notify Lender of any lien filed by any contractor, any subcontractor, supplier or laborer or of Borrower’s actual knowledge after reasonable inquiry that

Exhibit 10.2
any contractor or any subcontractor has failed to pay amounts due following the funding of any advance for the payment of same; and (d) engage in all commercially reasonable efforts to complete the construction of the Improvements in accordance with the Plans and Specifications on or before the Completion Date, subject to approved change orders and Force Majeure.
Section 9.1.2 Change Orders. Approval of Lender and Lender’s inspector shall be required for all individual change orders. Borrower shall promptly deliver to Lender and its inspector copies of such change orders not later than three (3) business days after the execution thereof. Lender’s and Lender’s inspector’s approval shall not be unreasonably withheld but shall be given within seven (7) Business Days.
Section. 9.1.3 Retainage. If requested by Lender, Borrower shall furnish to Lender within ten (10) days after Lender’s written request, a certificate, in form prescribed by Lender, signed by all contractors and material suppliers as to the existence, amount and retainage under any construction contract and materials supplies agreements.
Section 9.1.4 Lender’s Obligations. No actions by Lender, Lender’s inspector, or any agent, officer, employee or representative of Lender shall be or may be construed in such a manner as to impose any duty or obligation whatsoever on Lender, Lender’s inspector, or any agent, officer, employee or representative of Lender to protect or represent any owner, borrower, contractor, surety or any other person whatsoever and shall not be considered or construed as having made any warranty whatsoever, whether express or implied, as to the adequacy, quality of fitness or purpose of any physical conditions, materials, workmanship, any Plans and Specifications, drawings or other requirements pertaining to the construction of the Improvements, or whether any such physical conditions, materials or workmanship comply with any Plans and Specifications, drawings, ordinances, statutes or other Governmental Requirements pertaining to the Mortgaged Property. Lender shall have no liability, obligation or responsibility whatsoever with respect to the construction of the Improvements or any other part of the Mortgaged Property except to advance funds under the Loan as provided in this Agreement. Lender shall not be obligated to inspect the Mortgaged Property or the construction of the Improvements or any other part of the Mortgaged Property, nor be liable for the performance or Default of Borrower, any contractor, any architect, subcontractor or materialman, or any other party, or for any failure to construct, complete, protect or insure the Improvements or any other part of the Mortgaged Property, or for the payment of costs of labor, materials or services supplied for the Improvements or any other part of the Mortgaged Property, or for the performance of any obligation of Borrower whatsoever. Nothing, including without limitation, any advance or acceptance of any document or instrument, shall be construed as a representation or warranty, express or implied, to any party by Lender.
Section 9.1.5 Indemnification. Without in any way releasing or modifying any liability of Lender’s inspector, Borrower agrees to indemnify and fully protect Lender from any allegation or charge whatsoever of negligence, misfeasance, or nonfeasance, pertaining to any defect in the Improvements, and particularly, any failure of Lender or Lender’s inspector, or any agent, officer,

Exhibit 10.2
employee or representative of Lender to note any defect in materials or workmanship or of physical conditions or failure to comply with any Plans and Specifications, drawings, ordinances, statutes or other Governmental Requirements, or to call to the attention of any person whatsoever, or take any action, or to demand that any action be taken, with regard to any such defect or failure or lack of compliance.
Section 9.1.6 Lender Approval. Except as provided elsewhere, without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed, Borrower will not (a) permit any default under the terms of the construction contract(s); (b) waive any of the obligations any contractor thereunder; (c) do any act that would relieve any contractor from its obligations to construct all or any part of the Improvements according to the Plans and Specifications; or (d) make any amendments to any construction contract(s) or enter into any agreement other than the construction contract(s) for the performance of work on or the furnishing of materials or services to or in connection with the Improvements which materially alter the design of the Improvements or which increases the costs of the Improvements, other pursuant to Section 9.1.2.
Section 9.1.7 Completion. Borrower will diligently pursue construction of the Improvements to completion, prior to the Completion Date (subject to approved change orders and Force Majeure), and pursuant to the Plans and Specifications unless variation therefrom is made pursuant to Section 9.1.2. Borrower will provide satisfactory evidence of full compliance with all of the above matters upon request therefor by Lender.
Section 9.1.8 Inspection. Borrower will permit Lender and its representatives and agents to enter upon the Mortgaged Property at all reasonable times and upon reasonable advance notice to Borrower to inspect the Improvements and all materials to be used in the construction thereof and will cooperate and cause contractor to cooperate with Lender and its representatives and agents during such inspections (including making available to Lender working copies of the Plans and Specifications together with all related supplementary materials); provided, however, that this provision shall not be deemed to impose upon Lender any obligation to undertake such inspections. If Lender undertakes such inspections, it will not impede the progress of construction of, or on, the Improvements or otherwise unreasonably interfere with the business operations of Borrower.
Section 9.1.9 Defect. Borrower will promptly correct, or cause each contractor to promptly correct, all defects in the Improvements or any departure from the Plans and Specifications not previously approved in writing by Lender to the extent approval is required. Borrower agrees that no advance, whether before or after such defects or departures from the Plans and Specifications are discovered by, or brought to the attention of, Lender shall constitute a waiver of Lender’s right to require compliance with this covenant. Provided no Default has occurred that has not been timely cured, Borrower shall have the right to pursue warranty claims against all contractors and suppliers; provided, however, Borrower’s pursuit of such warranty claims shall not relieve Borrower of its obligations under this paragraph.

Exhibit 10.2

ARTICLE 10 MISCELLANEOUS
Section 10.1 Notices. Any notice or demand which, by provision of this Agreement, is required or permitted to be given or served by Lender to or on Borrower shall be deemed to have been sufficiently given and served for all purposes (if mailed) three calendar days after being deposited, postage prepaid, in the United States Mail, registered or certified mail, or (if delivered by express courier) one Business Day after being delivered to such courier, or (if delivered in person) the same day as delivery, in each case addressed (until another address or addresses is given in writing by Borrower to Lender) as follows:

IF TO BORROWER:    APPHARVEST PULASKI FARM, LLC
500 Appalachian Way Morehead, KY40351 Attn: Loren Eggleton

IF TO GUARANTOR:    APPHARVEST OPERATIONS, INC.
500 Appalachian Way
Morehead, KY 40351 Attn: Loren Eggleton

WITH COPY TO:    COOLEY LLP
4401 Eastgate Mall Dan Diego, CA 92121
Attn: David L. Crawford

Any notice or demand which, by any provision of this Agreement, is required or permitted to be given or served by Borrower to or on Lender shall be deemed to have been sufficiently given and served for all purposes (if mailed) three calendar days after being deposited, postage prepaid, in the United States Mail, registered or certified mail, or (if delivered by express courier) one Business Day after being delivered to such courier, or (if delivered in person) the same day as delivery, in each case addressed (until another address or addresses are given in writing by Lender to Borrower) as follows:
IF TO LENDER:    GREATE NEVADA CREDIT UNION
451 Eagle Station Lane Carson City, NV 89701 Attn: Commercial Servicing

WITH COPY TO:    GREATER COMMERCIAL LENDING
5190 Neil Road
Suite 205
Reno, NV 89502
Attn: Commercial Servicing

Section 10.2    Invalidity. In the event that any one or more of the provisions contained in this
Agreement, the Note, or the Loan Documents shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Loan Documents.

Exhibit 10.2
Section 10.3 Survival of Agreements. All representations and warranties of Borrower herein, and all covenants and agreements herein not fully performed before the effective date of this Agreement, shall survive such date.

Section 10.4    Successors and Assigns; Participants.

Section 10.4.1 The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of Lender. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, and Participants as provided in Section 10.4.2 below) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 10.4.2 Lender may at any time, without the consent of, or notice to Borrower sells participations to any Person (other than a natural person, Borrower or any of its Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of Lender’s rights and/or obligations under this Agreement.

Section 10.5 Renewal, Extension or Rearrangement. All provisions of this Agreement relating to the Note shall apply with equal force and effect to each and all promissory notes or security instruments hereinafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Note.

Section 10.6    Reserved.

Section 10.7 Waivers. No course of dealing on the part of Lender, its officers, employees, consultants or agents, nor any failure or delay by Lender with respect to exercising any of its rights, powers or privileges under this Agreement, the Note, or the Loan Documents shall operate as a waiver thereof.

Section 10.8 Cumulative Rights. The rights and remedies of Lender under this Agreement, the Note, and the Loan Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

Section 10.9 Singular and Plural. Words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa.

Section 10.10    Entire Agreement. This Agreement, the Note, and the other Loan Documents set forth the entire agreement of Lender and Borrower and supersede all prior written or oral understandings with respect thereto, except for the terms and conditions set forth in the USDA Conditional Commitment, the terms and conditions of which supersede and take precedence over provisions contained within other Loan Documents.

Exhibit 10.2
Section 10.11 Amendment. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally or in any manner other than by an instrument in writing signed by Lender or Borrower against whom enforcement of the change, waiver, discharge or termination is sought.

Section 10.12 Time of the Essence. Time shall be deemed of the essence with respect to the performance of all of the terms, provisions and conditions on the part of Borrower and Lender to be performed hereunder.

Section 10.13 Relationship Between the Parties. The relationship between Lender, on the one hand, and Borrower on the other shall be solely that of lender and borrower and such relationship shall not, under any circumstances whatsoever, be construed to be a joint venture, joint adventure, or partnership.

Section 10.14 Third Party Beneficiaries. All conditions to the obligations of Lender to make advances hereunder are imposed solely and exclusively for the benefit of Lender and its assigns. No other Person shall have standing to require satisfaction of such condition or be entitled to assume that Lender will refuse to make the advance in the absence of strict compliance with any or all conditions thereof, and no other person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any or all of which may be freely waived, in whole or in part, by Lender at any time in its sole discretion.

Section 10.15 Limitation of Liability. This Agreement, the Note, and the Loan Documents are executed by an officer of Lender, and by acceptance of the Loan, Borrower agrees that for the payment of any claim or the performance of any obligations hereunder resulting from any default by Lender, resort shall be had solely to the assets and property of Lender, and no shareholder, officer, employee or agent of Lender shall be personally liable therefor.

Section 10.16 Titles of Articles, Sections and Subsections. All titles or headings to articles, sections, subsections or other divisions of this Agreement or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

Section 10.17 GOVERNING LAW. THIS AGREEMENT IS, AND THE LOAN WILL BE, CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF KENTUCKY.

Section 10.18 Counterparts. This Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof;
each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 10.19 WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BORROWER AND/OR

Exhibit 10.2
LENDER MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO THE NOTE, THIS AGREEMENT, THE LOAN DOCUMENTS OR THE MORTGAGED PROPERTY. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER AND LENDER, AND BORROWER AND LENDER HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER AND LENDER FURTHER REPRESENT THAT THEY HAVE BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF THEIR OWN FREE WILL, AND THAT THEY HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN AND IN THE NOTE.

Section 10.20 SUBMISSION TO JURISDICTION. BORROWER HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF THE STATE OR FEDERAL COURTS OF KENTUCKY, AND AGREE THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR BROUGHT TO ENFORCE THE PROVISIONS OF THE NOTE, THIS AGREEMENT AND/OR THE LOAN DOCUMENTS MAY BE BROUGHT IN ANY COURT HAVING SUBJECT MATTER JURISDICTION. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN AND IN THE NOTE.

Section 10.21 WAIVERS OF SPECIAL DAMAGES. BORROWER WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT BORROWER MAY HAVE TO CLAIM OR RECOVER FROM LENDER IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

Section 10.22 Government Regulation. Borrower shall not (a) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Lender from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower, or (b) fail to provide documentary and other evidence of Borrower’s identity as may be requested by Lender at any time to enable Lender to verify Borrower’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.”
Section 10.23    USA PATRIOT ACT NOTIFICATION. The following notification is provided to Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR
OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information

Exhibit 10.2
that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for Borrower: When Borrower opens an account, if Borrower is an individual, Lender will ask for Borrower’s name, residential address, tax identification number, date of birth, and other information that will allow Lender, to identify Borrower, and, if Borrower is not an individual, Lender will ask for Borrower’s name, tax identification number, business address, and other information that will allow Lender to identify Borrower. Lender may also ask, if Borrower is an individual, to see Borrower’s driver’s license or other identifying documents, and, if Borrower is not an individual, to see Borrower’s legal organizational documents or other identifying documents.

-SIGNATURES ON FOLLOWING PAGES-

Exhibit 10.2

BORROWER SIGNATURE PAGE TO LOAN AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Loan Agreement to be duly executed on this, the 29th day of July, 2022.

BORROWER:

APPHARVEST PULASKI FARM, LLC

By:	/s/ Loren Eggleton
Name:	Loren Eggleton
Title:	Chief Financial Officer

GUARANTOR:

APPHARVEST OPERATIONS, INC.

By:	/s/ Loren Eggleton
Name:	Loren Eggleton
Title:	Chief Financial Officer

Exhibit 10.2

LENDER SIGNATURE PAGE TO LOAN AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Loan Agreement to be duly executed on this, the 29th day of July, 2022.

LENDER:

GREATER NEVADA CREDIT UNION

By:	/s/ Marcus Wertz
Name:	Marcus Wertz
Title:	Chief Lending Officer

Exhibit 10.2

EXHIBIT A

MORTGAGED PROPERTY DESCRIPTION

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Exhibit 10.2

EXHIBIT B
CERTIFICATE OF NO DEFAULT

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Exhibit 10.2
EXHIBIT C CONSTRUCTION ADVANCE RIDER

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